UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007 (June 7, 2007)

Dividend Capital Total Realty Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-125338	30-0309068
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 12, 2007, Dividend Capital Total Realty Trust Inc. (the “Company”) deposited a non-refundable amount of $10,000,000 into an escrow account in connection with an intended acquisition of a portfolio of 26 retail properties (the “New England Retail Portfolio”) located in the Northeast Region of the United States, with properties located in Massachusetts, Connecticut and Rhode Island, as described further below. The escrow account has been established pursuant to a purchase agreement entered into on June 7, 2007 by and between a wholly-owned subsidiary of the Company and Tedeschi Realty Corporation, the seller. The Company expects to close on the New England Retail Portfolio in August 2007.

There is no assurance that the Company will be able to purchase the New England Retail Portfolio on the terms set forth herein or at all.

Property	Years Built(1)	Total Appoximate Acquisition Cost(2),(3)	Net Rentable Area (Square Feet)	Occupancy(4)	Major Tenant(5)	Existing Debt(6)
New England Retail Portfolio	1952-2004	$392,203,570	1,938,477	98.8%	Stop & Shop Grocery	$26,117,172

(1)             Certain properties acquired in the New England Retail Portfolio underwent significant renovations during the period from 1992 to 2007.

(2)             The total approximate acquisition cost is intended to be funded as follows: (i) an equity contribution from the Company using proceeds from the Company’s public offering and available cash (ii) the assumption of existing debt in the amount of approximately $26.1 million and (iii) debt financing to be obtained by the Company, the terms of which have not yet been determined.

(3)             Total approximate acquisition cost includes a purchase price of approximately $390.0 million, plus additional transfer taxes, due diligence and closing costs. Total approximate acquisition cost does not include an estimated acquisition fee to be paid by the Company (pursuant to the terms of the advisory agreement described in the Company’s prospectus) to Dividend Capital Total Advisors LLC in the amount of approximately $3.9 million.

(4)             Occupancy as of June 7, 2007.

(5)             Major tenants are tenants that occupy 10% or more of the net rentable square footage of the New England Retail Portfolio.

(6)             Three properties in the New England Retail Portfolio will be acquired with existing debt.

Item 9.01 Financial Statements and Exhibits

To be filed by amendment. Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to items 2.01 and 2.03 on an amendment to the Current Report on Form 8-K within 75 days from the date of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
(Registrant)

Date: June 12, 2007	By:	/s/ JOHN E. BIALLAS
	Name:	John E. Biallas
	Title:	Chief Operating Officer